Exhibit 99.1

HISTOGENICS CORPORATION ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

WALTHAM, Mass., May 14, 2015 /GLOBE NEWSWIRE/ – Histogenics Corporation (Histogenics) (Nasdaq: HSGX), a regenerative medicine company focused on developing and commercializing products in the musculoskeletal space, announced its financial and operational results for the first quarter ended March 31, 2015.

“We continued to make progress toward our goal of enrolling our Phase 3 study of NeoCart® by the second quarter of 2016. Since we completed our initial public offering in late 2014, our team has continued enhancing and executing on our clinical enrollment plans and continued scaling and technology transfer activities in our manufacturing processes,” stated Adam Gridley, President and Chief Executive Officer of Histogenics. “We implemented our recently approved health economics protocol amendments to capture additional patient outcomes to support our reimbursement strategy. In parallel, our pipeline activities include continued progress in our collaboration with Intrexon Corporation, and the establishment of our recently established scientific advisory board.”

Financial Results for the First Quarter 2015

For the first quarter of 2015, Histogenics reported a net loss of $(8.0) million, or $(0.60) per share, compared to a net loss of $(3.4) million, or $(5.90) per share for the same period in 2014, which included a $1.7 million gain related to fair value adjustments to certain liabilities that were either settled or terminated upon the closing of Histogenics’ recent initial public offering (IPO). General and administrative expenses were $2.1 million in the first quarter of 2015, compared to $1.8 million in the first quarter of 2014. The increase in general and administrative expenses was primarily the result of additional headcount and professional services. Research and development expenses were $5.8 million in the first quarter of 2015, compared to $3.4 million in the first quarter of 2014. The increase in research and development expenses in the first quarter of 2015 was primarily from the costs of enrollment of patients in Histogenics’ NeoCart® Phase 3 clinical trial, the agreement with Intrexon Corporation and its manufacturing scaling projects.

In January 2015, Histogenics raised an additional $5.1 million in gross proceeds related to the underwriter’s overallotment exercise of its December 2014 IPO. With the inclusion of the underwriter’s overallotment exercise, Histogenics’ raised approximately $70.1 million in gross proceeds, for a total of approximately $61.3 million in net proceeds.

At March 31, 2015 Histogenics had cash, cash equivalents and marketable securities of $53.2 million, compared to $58.1 million at December 31, 2014. Histogenics’ believes its current cash position will fund its operations into 2017.

Conference Call Information

Management will host a conference call on Thursday, May 14, 2015 at 8:30 a.m. EDT. A question-and-answer session will follow Histogenics’ remarks. To participate on the live call, please dial (855) 890-8663 (domestic) or (720) 634-2936 (international) and provide the conference ID 39429810 five to ten minutes before the start of the call.

A live audio webcast of the presentation will be available via the “Investor Relations” page of the Histogenics website, www.histogenics.com. A replay of the webcast will be archived on Histogenics’ website for approximately 30 days following the presentation.

About Histogenics Corporation

Histogenics is a regenerative medicine company focused on developing and commercializing products in the musculoskeletal segment of the marketplace. Histogenics’ regenerative medicine platform combines expertise in cell processing, scaffolding, tissue engineering, bioadhesives and growth factors to provide solutions that can be utilized individually or in concert to treat musculoskeletal-related conditions. Histogenics’ first investigational product candidate, NeoCart®, leverages its platform to provide an innovative treatment in the orthopedic space, specifically cartilage damage in the knee.

Forward-Looking Statements

Various statements in this release, including, but not limited to, the guidance provided under “2015 Financial Guidance” above, are “forward-looking statements” under the securities laws. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties.

Important factors that could cause actual results to differ materially from those reflected in the Company’s forward-looking statements include, among others: the timing and success of Histogenics’ NeoCart® Phase 3 clinical trial, including, without limitation, possible delays in enrolling the NeoCart® Phase 3 clinical trial; the ability to obtain and maintain regulatory approval of NeoCart® or any product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Histogenics’ product candidates; the ability to obtain and maintain regulatory approval regarding the comparability of critical NeoCart® raw materials following our technology transfer and manufacturing location transition; the size and growth of the potential markets for Histogenics’ product candidates and the ability to serve those markets; Histogenics’ expectations regarding its expenses and revenue; the sufficiency of Histogenics’ cash resources and needs for additional financing; Histogenics’ ability to attract or retain key personnel; the technologies on which Histogenics’ channel partnering agreement with Intrexon Corporation is based are currently in preclinical and clinical stages of development; Histogenics will incur additional expenses in connection with its exclusive channel collaboration agreement with Intrexon Corporation and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Histogenics’ Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 27, 2015 and Quarterly Report on Form 10-Q for the three months ended March 31, 2015 to be filed with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Histogenics’ annual report on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Histogenics’ results.

There can be no assurance that the actual results or developments anticipated by Histogenics will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Histogenics. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All written and verbal forward-looking statements attributable to Histogenics or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Histogenics cautions investors not to rely too heavily on the forward-looking statements Histogenics makes or that are made on its behalf. The information in this release is provided only as of the date of this release, and Histogenics undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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HISTOGENICS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	March 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,181	$58,060
Prepaid expenses and other current assets	829	796

Total current assets	54,010	58,856
Property and equipment, net	5,422	4,878
Intangible asset, net	510	510
Noncurrent deferred tax assets, net	1,034	651
Restricted cash	604	604

Total assets	$61,580	$65,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,293	$4,886
Accrued expenses	1,896	1,683
Current portion of deferred rent	224	219
Current portion of deferred lease incentive	514	407
Current portion of equipment loan	538	405
Deferred tax liabilities, net	1,034	651

Total current liabilities	7,499	8,251
Deferred rent, long-term	445	379
Deferred lease incentive, long-term	1,213	1,318
Equipment loan, long-term	1,199	1,345

Total liabilities	10,356	11,293

Commitments and contingencies (Note 5)

Stockholders’ equity:

Preferred stock, $0.01 par value; authorized shares - 10,000,000 at December 31, 2014 and March 31, 2015; none issued and outstanding at December 31, 2014 and March 31, 2015	—	—

Common stock, $0.01 par value; authorized shares - 100,000,000 at December 31, 2014 and March 31, 2015; 12,755,012 shares issued and outstanding at December 31, 2014 and 13,220,012 shares issued and outstanding at March 31, 2015	132	127
Additional paid-in capital	192,597	187,620
Accumulated deficit	(141,505)	(133,541)

Total stockholders’ equity	51,224	54,206

Total liabilities and stockholders’ equity	$61,580	$65,499

HISTOGENICS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014

Operating expenses:
Research and development	$5,764	$3,374
General and administrative	2,109	1,799

Total operating expenses	7,873	5,173

Loss from operations	(7,873)	(5,173)

Other income (expense):
Interest expense, net	(62)	—
Other income (expense), net	(29)	(2)
Change in fair value of warrant liability, other liability and net sales distribution payment liability	—	1,738

Total other income (expense), net	(91)	1,736

Net loss	$(7,964)	$(3,437)

Loss attributable to common stockholders - basic and diluted	$(7,964)	$(3,437)

Loss per common share - basic and diluted:	$(0.60)	$(5.90)

Weighted-average shares used to compute earnings per common share - basic and diluted:	13,201,186	582,246

Contact:

Investor Relations

Tel: +1 (781) 547-7991

InvestorRelations@histogenics.com

SOURCE: Histogenics Corporation